Immediate        Karen Widmayer: Media Contact
                 (202) 729-1789
                 Stephen Walsh: Analyst Contact
                 (202) 729-1764

          CARRAMERICA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2002 FINANCIAL RESULTS

               Washington D.C. - February 7, 2003 - CarrAmerica Realty Corporation (NYSE:CRE) today reported fourth quarter 2002 Funds From Operations (FFO) of $51.9 million or $0.88 per adjusted share, compared to $12.1 million or $0.14 per adjusted share for the fourth quarter of 2001, which included an impairment loss of $42.2 million on our investment in HQ Global Workplaces, Inc. FFO for the fourth quarter of 2001 would have been $54.3 million or $0.85 per adjusted share excluding the $42.2 million HQ Global investment impairment loss, which would have resulted in a 3.5% increase per adjusted share from 2001 to 2002.

               FFO for the twelve month period ended December 31, 2002, which included an $8.7 million charge relating to HQ Global lease guarantees, was $196.9 million or $3.31 per adjusted share, compared to $182.5 million or $2.64 per adjusted share for 2001 including the $42.2 million HQ Global investment impairment loss. FFO for 2002, excluding the $8.7 million HQ Global lease guarantee charge, would have been $205.6 million or $3.45 per adjusted share, compared to FFO for 2001 which, excluding the $42.2 million HQ Global investment impairment loss, would have been $224.7 million or $3.27 per adjusted share, an increase of 5.5% per adjusted share.

               For the fourth quarter of 2002, diluted earnings per share were $0.34 on net income of $23.5 million, compared to a loss per share of $0.38 on a net loss of $12.7 million for the fourth quarter of 2001, which included the $42.2 million HQ Global investment impairment loss. Diluted earnings per share for the fourth quarter of 2001, excluding the $42.2 million HQ Global investment impairment loss, would have been $0.33 on net income of $29.5 million.

               For the twelve months ended December 31, 2002, which included the $8.7 million HQ Global lease guarantee charge, diluted earnings per share were $1.47 on net income of $109.3 million, compared to diluted earnings per share of $0.71 on net income of $79.1 million for 2001, including the $42.2 million HQ Global investment impairment loss. Diluted earnings per share for 2002 excluding the

                                   -CONTINUED-

CarrAmerica Release of February 7, 2003
Page Two

$8.7 million HQ Global lease guarantee charge would have been $1.64 on net income of $118.0 million, compared to diluted earnings per share for 2001 which, excluding the $42.2 million HQ Global investment impairment loss, would have been $1.39 on net income of $121.3 million.

     CarrAmerica President and Chief Operating Officer, Philip L. Hawkins, commented, "2002 was a very difficult year for the economy and our business environment was no exception. In spite of those conditions, our employees were able to call on our local knowledge and outstanding customer relationships to outperform in our markets, find new growth opportunities in our services businesses and continue to build shareholder value." Mr. Hawkins continued, "In 2003, though we see little improvement in the economic environment, our confidence remains high that we can continue to successfully compete and find opportunity in our markets with the support of the most experienced and knowledgeable employees in the business."

Portfolio Report

     Occupancy for stabilized properties was 92.3% at December 31, 2002, up from 92.1% at September 30, 2002 and down from 95.3% at December 31, 2001. Same store portfolio operating income for the fourth quarter of 2002 increased 5.8% on a GAAP basis over the same period in 2001. Adjusting for termination fees, same store operating income for the fourth quarter of 2002 increased by 4.4%. For the twelve months ended December 31, 2002, same store operating income declined by 2.3% on a GAAP basis over the same period in 2001. Adjusting for termination fees, same store operating income for the twelve months ended December 31, 2002 declined by 2.8%. The average occupancy rate for same store properties was 91.9% in the fourth quarter of 2002 as compared to 95.2% for fourth quarter 2001.

     For the fourth quarter, rental rates decreased 14.4% on average on the rolling leases executed during the quarter. Rental rates decreased 12.1% on average on the rolling leases executed during the twelve-month period ended December 31, 2002.

Capital Markets Activity

     In the fourth quarter, CarrAmerica issued $225.0 million in five-year unsecured notes in two separate transactions. Senior unsecured notes totaling $50.0 million bear an interest rate of 5.261% and senior unsecured notes totaling $175.0 million bear an interest rate of 5.25%. The $225.0 million senior unsecured notes mature November 30, 2007. Simultaneous with the issuance of the $175.0 million senior unsecured notes, the Company entered into interest rate swap agreements in which it receives interest at a fixed rate of 5.25% and pays interest at a variable rate of six-month LIBOR rate in arrears plus 1.405%.

     Additionally, in the fourth quarter, CarrAmerica repurchased approximately
1.4 million shares of common stock for a total of $35.9 million. In January 2003, the Company repurchased an additional 231,000 shares of common stock for a total of $5.6 million. In addition, the Company repurchased 245,400 shares of preferred stock during the fourth quarter for $6.2 million.

                                   -CONTINUED-

CarrAmerica Release of February 7, 2003
Page Three

     In the fourth quarter, CarrAmerica also repaid a $63.5 million mortgage securing the Canal Center property in Alexandria, Virginia. Subsequent to quarter end, the Company repaid a $24.2 million mortgage securing its Parkway North One property in Deerfield, Illinois.

Acquisitions

     In the fourth quarter, CarrAmerica acquired two office buildings totaling approximately 90,000 square feet for $31.0 million. The buildings are located in the Stanford Research Park in Palo Alto, California and are 100% leased to Merrill Lynch and McKinsey & Company under long-term leases.

Dispositions

     In the fourth quarter, CarrAmerica, through a joint venture in which CarrAmerica owned 40%, sold a 201,000 square foot office project in downtown Washington, D.C. for $77.0 million. The building, 799 Ninth Street, was 95% leased to the U.S. Government, and was completed in the fourth quarter of 2001. CarrAmerica's share of the net proceeds from the transaction is $8.4 million, with approximately $4.9 million of gain.

Development Update

     As of December 31, 2002, CarrAmerica had two office projects and one residential project under development in three of the Company's markets with expected total project costs of $29.4 million, of which $12.7 million had been invested as of December 31, 2002.

     CarrAmerica owns a partial interest in two development projects totaling approximately 608,000 square feet under development in two markets. The total cost of these projects is expected to be $188.3 million, of which $101.2 million had been invested as of December 31, 2002. CarrAmerica's share of the total project costs for these developments is expected to be approximately $57.7 million, of which, $31.3 million had been expended as of December 31, 2002. These projects are currently 41.6% leased or committed and the year-one unleveraged return on CarrAmerica's invested capital (exclusive of fees) is expected to be approximately 10.7%.

     For the twelve months ended December 31, 2002, CarrAmerica placed in service approximately 114,000 square feet of new office space with total project costs of $15.8 million at an average yield of 8.5%. In addition, for the twelve months ended December 31, 2002, 310,000 square feet of new office space were placed in service in three partially owned projects in which CarrAmerica owns an average of 20.7%. Total project costs for these three projects are $62.7 million with an average yield of 10.8%.

                                   -CONTINUED-

CarrAmerica Release of February 7, 2003
Page Four

CarrAmerica Earnings Estimates

     On Monday, February 10, CarrAmerica management will discuss earnings guidance for 2003. Based on management's view of current market conditions and certain assumptions with regard to rental rates and other projections, an expected range of fully diluted FFO per share of $3.20 - $3.30 for 2003 will be discussed. In addition, an expected range of adjusted FFO per share of $0.78 - $0.82 for first quarter 2003 will be discussed.

CarrAmerica Announces Fourth Quarter Dividend

     The Board of Directors of CarrAmerica yesterday declared a fourth quarter dividend for its common stock of $0.50 per share. The dividend will be payable to shareholders of record as of the close of business on February 18, 2003. CarrAmerica's common stock will begin trading ex-dividend on February 13, 2003 and the dividend will be paid on February 28, 2003.

     The Company also declared a regular dividend for its Series B, Series C, and Series D preferred stock. The total Series B Cumulative Redeemable preferred stock dividend is $.535625 per share, the total Series C Cumulative Redeemable preferred stock dividend is $.534375 per share, and the total Series D Cumulative Redeemable preferred stock dividend is $.528125 per share. The Series B, Series C and Series D preferred stock dividends are payable to shareholders of record as of the close of business on February 18, 2003. The preferred stock will begin trading ex-dividend on February 13, 2003 and the dividends will be paid on February 28, 2003.

Corporate Governance

     CarrAmerica's Board of Directors yesterday recommended that the Company's shareholders vote at the upcoming May 1, 2003 annual meeting to amend its articles of incorporation to declassify its Board of Directors and to elect directors annually beginning at the 2004 annual meeting. This will be presented to the Company's shareholders for their consideration at the Company's 2003 annual meeting.

CarrAmerica Fourth Quarter Webcast and Conference Call

     CarrAmerica will conduct a conference call to discuss 2002 fourth quarter results on Monday, February 10, 2003 at 11:00 AM ET. A live webcast of the call will be available through a link at CarrAmerica's web site, www.carramerica.com.

                                   -CONTINUED-

CarrAmerica Release of February 7, 2003
Page Five

     The phone number for the conference call is 1-800-289-0494 for U.S. participants and 1-913-981-5520 for international participants. The call is open to all interested persons. A taped replay of the conference call can be accessed from 2:00 PM ET on February 10 through February 14, 2003, by dialing 1-888-203-1112 for U.S. callers and 1-719-457-0820 for international callers, passcode 329655. A copy of supplemental material on the Company's fourth quarter operations is available on the Company's web site, www.carramerica.com, or by request from:

Stephen Walsh
CarrAmerica Realty Corporation
1850 K Street, NW, Suite 500
Washington, D.C.  20006
(Telephone)  202-729-1764
E-Mail)  swalsh@carramerica.com

     CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The Company has become one of America's leading office workplace companies by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties and extraordinary development capabilities. CarrAmerica is a leading office innovator with interests in and/or strategic relationships with companies including essention, the engine behind InfoCentre, a web-based operations and issues management platform and AmerescoSolutions, an affiliate of Ameresco Energy Services, providing comprehensive energy management programs.

     Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 296 operating office properties and have four office buildings under development in four key growth markets. CarrAmerica's markets include Atlanta, Austin, Chicago, Dallas, Denver, Los Angeles/Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.

     Estimates of FFO per share are by definition, and certain statements in this release may constitute, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, possible charges or payments resulting from our guarantee of certain leases of HQ Global Workplaces, Inc., the ability of the general economy to recover timely from the current economic downturn, availability and creditworthiness of tenants, the level of lease rents and the availability of financing for both tenants and the Company, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions

                                   -CONTINUED-

CarrAmerica Release of February 7, 2003
Page Six

     to close and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates that the Company may not control or companies in which the Company has made investments, our ability to maintain our status as a REIT for federal income tax purposes, governmental actions and initiatives, the ability to obtain insurance at a reasonable cost and environmental/safety requirements. For a further discussion of these and other factors that could impact the Company's future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, "The Company - Risk Factors" in the Company's Annual Report on Form 10-K.

                                   CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheets

-------------------------------------------------------------------------------
                                                     December 31,  December 31,
(In thousands)                                           2002          2001
                                                     ------------  ------------
Assets
Rental property
    Land                                             $    668,223  $    647,747
    Buildings                                           1,967,496     1,857,775
    Tenant improvements                                   367,901       362,736
    Furniture, fixtures and equipment                       4,262         3,789
                                                     ------------  ------------
                                                        3,007,882     2,872,047
    Less: Accumulated depreciation                       (569,970)     (477,694)
                                                     ------------  ------------
        Net rental property                             2,437,912     2,394,353

Land held for future development or sale                   44,778        45,195
Construction in progress                                   12,732        19,324
Cash and cash equivalents                                   3,023         5,041
Restricted deposits                                         4,505         5,410
Accounts and notes receivable, net                         20,391        34,436
Investments in unconsolidated entities                    125,079       118,479
Accrued straight-line rents                                74,884        66,781
Tenant leasing costs, net                                  42,170        53,894
Prepaid expenses and other assets, net                     50,231        32,514
                                                     ------------  ------------
                                                     $  2,815,705  $  2,775,427
                                                     ============  ============

Liabilities and Stockholders' Equity
Liabilities:

    Mortgages and notes payable                      $  1,603,949  $  1,399,230
    Accounts payable and accrued expenses                 102,153        82,671
    Rent received in advance and security deposits         35,590        32,326
                                                     ------------  ------------
                                                        1,741,692     1,514,227

Minority interest                                          76,222        83,393

Stockholders' equity:
    Preferred stock                                       254,518       402,000
    Common stock                                              518           520
    Additional paid in capital                            951,281       955,001
    Cumulative dividends in excess of net income         (208,526)     (179,714)
                                                     ------------  ------------
                                                          997,791     1,177,807
                                                     ------------  ------------
Commitments and contingencies
                                                     $  2,815,705  $  2,775,427
                                                     ============  ============

                                   -CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations

--------------------------------------------------------------------------------------------------------------
                                                                 Three Months Ended       Twelve Months Ended
                                                                    December 31,              December 31,
                                                               ----------------------    ---------------------

(In thousands, except per share amounts)                          2002         2001         2002        2001
                                                               ---------    ---------    ---------   ---------
                                                                     (Unaudited)
Revenues:
     Rental income (1):
        Minimum base rent                                      $ 107,778    $ 106,497    $ 422,247   $ 418,978
        Recoveries from tenants                                   18,241       20,446       67,368      63,885
        Parking and other tenant charges                           4,555        2,979       13,576      11,886
                                                               ---------    ---------    ---------   ---------
           Total rental revenue                                  130,574      129,922      503,191     494,749
     Real estate service revenue                                   7,363        4,515       24,538      31,037
                                                               ---------    ---------    ---------   ---------
           Total operating revenues                              137,937      134,437      527,729     525,786
                                                               ---------    ---------    ---------   ---------

Operating expenses:
     Property expenses:
        Operating expenses                                        34,266       32,813      127,899     123,377
        Real estate taxes                                         10,919       10,952       44,690      39,329
     Interest expense                                             25,445       20,573       99,018      83,676
     General and administrative                                   12,305       12,273       41,650      49,457
     Depreciation and amortization                                34,082       30,849      126,597     120,414
                                                               ---------    ---------    ---------   ---------
           Total operating expenses                              117,017      107,460      439,854     416,253
                                                               ---------    ---------    ---------   ---------
           Real estate operating income                           20,920       26,977       87,875     109,533

Other income (expense):
     Other income                                                    468          284        1,086       3,052
     Investment impairment                                          (500)     (42,249)        (500)    (42,249)
     HQ lease guarantees                                               -            -       (8,693)          -
     Equity in earnings of unconsolidated entities                 1,299        1,065        7,188       9,322
                                                               ---------    ---------    ---------   ---------
           Total other income (expense)                            1,267      (40,900)        (919)    (29,875)
                                                               ---------    ---------    ---------   ---------

           Income (loss) from continuing operations
           before income taxes, minority interest,
           gain on sale of assets and
           impairment loss on land                                22,187      (13,923)      86,956      79,658

Income taxes                                                         (57)        (391)        (257)     (1,338)
Minority interest                                                 (2,681)      (2,147)     (13,801)     (9,431)
Gain on sale of assets and impairment loss on land                 4,099        1,882       13,156       2,964
                                                               ---------    ---------    ---------   ---------
           Income (loss) from continuing operations               23,548      (14,579)      86,054      71,853
                                                               ---------    ---------    ---------   ---------
Discontinued operations -  Net operations of sold property           (47)       1,870        4,166       7,208
Discontinued operations - Gain on sale of property                     -            -       19,085           -
                                                               ---------    ---------    ---------   ---------
           (Loss) income from discontinued operations                (47)       1,870       23,251       7,208
                                                               ---------    ---------    ---------   ---------
           Net income (loss)                                   $  23,501    $ (12,709)   $ 109,305   $  79,061
                                                               =========    =========    =========   =========

     Basic net income (loss) per share:
           Income (loss) from continuing operations            $    0.34    $   (0.41)   $    1.06   $    0.61
           Discontinued operations                                     -         0.03         0.08        0.12
           Gain on sale of discontinued operations                     -            -         0.36           -
                                                               ---------    ---------    ---------   ---------
             Net income (loss)                                 $    0.34    $   (0.38)   $    1.50   $    0.73
                                                               =========    =========    =========   =========

     Diluted net income (loss) per share:
           Income (loss) from continuing operations            $    0.34    $   (0.41)   $    1.04   $    0.59
           Discontinued operations                                     -         0.03         0.08        0.12
           Gain on sale of discontinued operations                     -            -         0.35           -
                                                               ---------    ---------    ---------   ---------
             Net income (loss)                                 $    0.34    $   (0.38)   $    1.47   $    0.71
                                                               =========    =========    =========   =========


NOTE: (1) Rental income includes $2,583 and $4,496 of accrued straight line rents for the three months period ended Dec. 31, 2002 and 2001, respectively, and $9,926 and $12,855 for the twelve months periods ended Dec. 31, 2002 and 2001, respectively.

                                   -CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Cash Flow

---------------------------------------------------------------------------------------------------------------
                                                                                           Twelve Months Ended
(In thousands)                                                                                December 31,
                                                                                         ----------------------
                                                                                            2002         2001
Cash flow from operating activities:
     Net income                                                                          $ 109,305    $  79,061
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                                      130,186      127,084
        Minority interest                                                                   13,801        9,431
        Equity in earnings of unconsolidated entities                                       (7,188)      (9,322)
        Gain on sale of assets                                                             (15,652)      (2,964)
        Impairment of investment                                                               500       42,249
        Impairment loss on land                                                              2,496            -
        Obligations under lease guarantees                                                   8,693            -
        Gain on sale of discontinued operations                                            (19,085)           -
        Provision for uncollectible accounts                                                 7,052        5,498
        Stock based compensation                                                             4,310        2,630
        Other                                                                                3,027          330
     Change in assets and liabilities:
        Decrease in accounts receivable                                                      3,989       19,737
        Increase in accrued straight-line rents                                             (9,927)     (13,009)
        Additions to tenant leasing costs                                                  (11,240)     (13,418)
        Increase in prepaid expenses and other assets                                      (14,557)     (14,798)
        Increase (decrease) in accounts payable and accrued expenses                         6,436      (18,508)
        Increase in rent received in advance and security deposits                             874        3,713
                                                                                         ---------    ---------
            Total adjustments                                                              103,715      138,653
                                                                                         ---------    ---------
            Net cash provided by operating activities                                      213,020      217,714
                                                                                         ---------    ---------
Cash flows from investing activities:
     Acquisition and development of rental property                                       (201,105)     (49,829)
     Additions to land held for development or sale                                         (2,071)     (37,661)
     Additions to construction in progress                                                  (7,746)     (32,443)
     Payments on notes receivable                                                            3,586       16,542
     Issuance of notes receivable                                                           (1,442)        (582)
     Distributions from unconsolidated entities                                             10,933       91,167
     Investments in unconsolidated entities                                                (13,688)     (17,194)
     Acquisition of minority interest                                                       (9,557)      (5,033)
     Decrease in restricted deposits                                                           905       34,886
     Proceeds from sales of properties                                                     176,119      101,351
                                                                                         ---------    ---------
            Net cash (used by) provided by investing activities                            (44,066)     101,204
                                                                                         ---------    ---------
Cash flows from financing activities:
     Repurchase of common stock                                                            (35,923)    (428,275)
     Repurchase of preferred stock                                                        (145,482)           -
     Exercises of stock options                                                             28,810       28,477
     Proceeds from the issuance of unsecured notes                                         617,982            -
     Net (repayments) borrowings on unsecured credit facility                             (369,000)     281,000
     Proceeds from mortgages                                                                     -       26,628
     Net repayments of mortgages payable                                                  (117,526)     (86,770)
     Deferred financing costs                                                               (1,448)           -
     Dividends and distributions to minority interests                                    (148,385)    (159,641)
                                                                                         ---------    ---------
            Net cash used by financing activities                                         (170,972)    (338,581)
                                                                                         ---------    ---------
            Decrease in unrestricted cash and cash equivalents                              (2,018)     (19,663)
Cash and cash equivalents, beginning of the period                                           5,041       24,704
                                                                                         ---------    ---------
Cash and cash equivalents, end of the period                                             $   3,023    $   5,041
                                                                                         =========    =========
Supplemental disclosure of cash flow information:
     Cash paid for interest (net of capitalized interest of $3,274 and $6,221
        for the twelve months ended December 31, 2002 and 2001, respectively)            $  87,594    $  74,996
                                                                                         =========    =========

                                   -CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                              Funds From Operations

--------------------------------------------------------------------------------

     The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations ("FFO"), and we calculate FFO, as net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization of assets uniquely significant to the real estate industry and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

(Unaudited and in thousands, except per share amounts)                        Three Months Ended        Twelve Months Ended
                                                                                 December 31,              December 31,
                                                                            ----------------------    ----------------------
                                                                               2002         2001         2002         2001
                                                                            ---------    ---------    ---------    ---------
Net income (loss) from continuing operations before minority interest:      $  26,229    $ (12,432)   $  99,855    $  81,284

Adjustments to derive funds from operations:
            Depreciation and amortization - REIT properties                    32,739       29,233      121,084      115,805
            Depreciation and amortization - Equity properties                   3,006        2,592       12,723       10,563
            Depreciation and amortization - Discontinued
               operations - Sold property                                           -        1,400        3,438        5,541
            Minority interests' (non Unitholders) share of
              depreciation, amortization and net income                          (352)         (41)      (1,159)        (755)
            Discontinued operations - Net operations of sold property             (47)       1,870        4,166        7,208
            Gain on sale of assets                                             (5,270)      (2,489)     (15,652)      (4,464)
            Impairment loss on land                                             1,171          607        2,496        1,500
                                                                            ---------    ---------    ---------    ---------
FFO from continuing operations before allocations to minority Unitholders      57,476       20,740      226,951      216,682

Less:     FFO allocable to the minority Unitholders                            (4,036)      (3,961)     (17,884)     (16,901)
                                                                            ---------    ---------    ---------    ---------
CarrAmerica Realty Corporation's FFO from continuing operations                53,440       16,779      209,067      199,781
Less:     Preferred stock dividends                                            (5,572)      (8,669)     (30,055)     (34,719)
                                                                            ---------    ---------    ---------    ---------
CarrAmerica Realty Corporation's FFO attributable to common shares          $  47,868    $   8,110    $ 179,012    $ 165,062
                                                                            ---------    ---------    ---------    ---------
Less:       Depreciation and amortization                                     (35,393)     (33,184)    (136,086)    (131,154)
            Discontinued property operations                                       47       (1,870)      (4,166)      (7,208)
            Minority interest                                                  (2,681)      (2,147)     (13,801)      (9,431)
Add:        Gain on sale of assets and other provisions, net                    4,099        1,882       13,156        2,964
            Minority interest adjustment                                        4,036        3,961       17,884       16,901
            Preferred stock dividends                                           5,572        8,669       30,055       34,719
                                                                            ---------    ---------    ---------    ---------
Income (loss) from continuing operations                                    $  23,548    $ (14,579)   $  86,054    $  71,853
                                                                            =========    =========    =========    =========

                                   -CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                          Funds From Operations (con't)

-----------------------------------------------------------------------------------------------------------------

  (Unaudited and in thousands, except per share amounts)        Three Months Ended          Twelve Months Ended
                                                                   December 31,                 December 31,
                                                             ------------------------    ------------------------
                                                                2002          2001          2002          2001
                                                             ----------    ----------    ----------    ----------
  Diluted net income (loss) per common share                 $     0.34    $    (0.41)   $     1.04    $     0.59
                                                             ----------    ----------    ----------    ----------
  Add:     Depreciation and amortization                           0.66          0.58          2.53          2.10
           Discontinued operations                                    -          0.03          0.08          0.12
           Minority interest                                       0.05          0.04          0.26          0.15
  Less:    Gain on sale of assets and other provisions, net       (0.08)        (0.03)        (0.24)        (0.05)
           Minority interest adjustment                           (0.08)        (0.07)        (0.33)        (0.27)
  Adjustment for share difference                                 (0.01)            -         (0.03)            -
                                                             ----------    ----------    ----------    ----------
  Adjusted funds from operations per common share            $     0.88    $     0.14    $     3.31    $     2.64
                                                             ==========    ==========    ==========    ==========

  Funds available for distribution:
      Adjusted funds from operations per adjusted share      $     0.88    $     0.14    $     3.31    $     2.64
      Less:Lease commissions per adjusted share                    0.08          0.08          0.22          0.21
           Tenant improvements per adjusted share                  0.20          0.19          0.52          0.57
           Straight line rent per adjusted share                   0.04          0.08          0.17          0.21
                                                             ----------    ----------    ----------    ----------
           Funds available for distribution                  $     0.56    $    (0.21)   $     2.40    $     1.65
                                                             ==========    ==========    ==========    ==========
  Weighted average common shares outstanding:
      Diluted net income                                         53,244        56,884        53,727        62,442
      Adjusted funds from operations                             58,943        58,165        59,540        62,698

     We believe that funds from operations is helpful to investors as a measure of the performance of an equity REIT. Based on our experience, funds from operations, along with information about cash flows from operating activities, investing activities and financing activities, provides investors with an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs.

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